Exhibit 99.1

CONTACT:

Tracey Schroeder

Chief Marketing Officer

tracey.schroeder@cpsi.com

(251) 639-8100

CPSI ANNOUNCES DIVESTMENT OF AMERICAN HEALTHTECH TO POINTCLICKCARE

MOBILE, Ala. (January 17, 2024) – CPSI (NASDAQ: CPSI), a healthcare solutions company, today announced that the Company has divested its subsidiary, American HealthTech, Inc. (AHT), a leading provider of electronic health record (EHR) solutions to the post-acute care market, to PointClickCare. Based in Toronto, Canada, PointClickCare is a leading healthcare technology platform serving long-term and post-acute care providers across North America.

Chris Fowler, president and chief executive officer of CPSI, stated, “As part of our ongoing business transformation, we have made the decision to divest AHT and therefore discontinue development of the AHT product. We believe PointClickCare is an ideal partner for existing AHT customers due to PointClickCare’s high level of service and exclusive focus on delivering EHR solutions for the post-acute care markets. PointClickCare and AHT share similar cultures and values, making this an ideal fit for AHT, its clients and employees. We are confident this transaction will benefit our post-acute clients and support their objective to continue to deliver the highest quality of care.”

“With a more focused strategy, we can build upon our strong foundation and continue to pursue new market opportunities that deliver greater value to our clients, communities, and shareholders. We remain committed to supporting providers across the care continuum with our proven RCM and EHR solutions that improve the financial health of healthcare organizations, enhance the delivery of quality care, and promote engagement between providers and patients,” added Fowler.

About CPSI

CPSI has over four decades of experience in connecting providers, patients and communities with innovative solutions that support both the clinical and financial side of healthcare delivery. We provide business, consulting, and managed information technology (IT) services, including our industry leading HFMA Peer Reviewed® suite of revenue cycle management (RCM) offerings, to help streamline day-to-day revenue functions, enhance productivity, and support the financial health of healthcare organizations. Our patient engagement solutions provide patients and providers with the critical information and tools they need to share existing clinical data and analytics that support value-based care, improve outcomes, and increase patient satisfaction. We support efficient patient care across an expansive base of community hospitals with electronic health record (EHR) product offerings that successfully integrate data between care settings. We make healthcare accessible through data-driven insights that support informed decisions and deliver workflow efficiencies, while keeping patients at the center of care. We are a healthcare solutions company. We clear the way for care. For more information, please visit www.cpsi.com.

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CPSI Announces Divestment of American HealthTech to PointClickCare

January 17, 2024

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s ongoing business transformation, including the anticipated benefits to the Company of the divestment of AHT, together with other statements regarding the Company that are not historical facts, are forward-looking statements. We caution investors that any such forward-looking statements are only predictions reflecting the best judgement of the Company based upon currently available information and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause the Company’s actual results, performance or plans to differ materially from those projected in the forward-looking statements. Such factors may include: risks associated with the Company’s business strategy, including that the Company may not be successful in pursuing new market opportunities and delivering value to clients, communities and shareholders; unexpected costs, liabilities, charges or expenses resulting from the Company’s divestment of AHT; risks related to future opportunities and plans for the Company following the divestment of AHT, including uncertainty of the expected financial performance and results of the Company following the closing of the divestment; any disruptions from the divestment of AHT, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the inability to retain key personnel; and the possibility that if the Company does not achieve the perceived benefits of the divestment as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

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